Exhibit 99.1
Press Release
Release date: May 11, 2026

Uniti Group Inc. Reports First Quarter 2026 Results

Reiterates Full Year 2026 Outlook
•Net Loss of $70.3 Million for the First Quarter
•Consolidated Revenue and Adjusted EBITDA of $987.5 Million and $441.6 Million, Respectively, for the First Quarter

LITTLE ROCK, Ark., May 11, 2026 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the first quarter 2026.

Key highlights during the quarter on a pro forma basis included:

•Consolidated Fiber Revenue Grew 15% Year-over-Year in the First Quarter
•Fiber Infrastructure Fiber Revenue Grew 13%Year-over-Year in the First Quarter
•Kinetic Consumer Fiber Revenue Grew 26% Year-over-Year in the First Quarter
•Kinetic Consumer Fiber Gross Adds of ~39,000; Highest Ever on Record
•Fiber Infrastructure New Bookings Monthly Recurring Revenue of $1.6 Million

“2026 is off to a great start at Uniti, fueled by the continued strong demand from hyperscalers and the significant progress we have made to-date on our fiber-to-the-home build. We saw consolidated revenue and Adjusted EBITDA year-over-year growth during the first quarter for the first time as a combined company, which is a significant first step in our goal to achieve full year year-over-year growth by 2027. We also had another strong quarter of new bookings at Fiber Infrastructure, the third highest quarter on record. At Kinetic, we had our highest number of consumer fiber gross adds ever and fiber churn was the best quarter on record. We also had the highest number of new consumer fiber premises constructed in almost four years and we remain on track to pass 3.5 million homes with fiber by the end of 2029. Finally, our balance sheet is as strong as it has ever been and we expect to be opportunistically active in the capital markets this year, including potentially pursuing additional asset securitizations,” commented Kenny Gunderman, President and Chief Executive Officer of Uniti.
QUARTERLY RESULTS
Consolidated revenues for the first quarter of 2026 were $987.5 million. Consolidated net loss and Adjusted EBITDA were $70.3 million and $441.6 million, respectively, for the same period, achieving Adjusted EBITDA margins of approximately 45%.

Kinetic contributed $548.0 million of revenues and $235.5 million of contribution margin for the first quarter of 2026, achieving margins of approximately 43%. Kinetic’s capital expenditures during the quarter were $251.9 million.

Fiber Infrastructure contributed $294.8 million of revenues and $192.7 million of contribution margin for the first quarter of 2026, achieving margins of approximately 65%. Fiber Infrastructure’s capital expenditures during the quarter were $70.4 million and upfront payments received from customers were $152.4 million.

Uniti Solutions contributed $191.8 million of revenues and $95.8 million of contribution margin for the first quarter of 2026, achieving margins of approximately 50%. Uniti Solutions’ capital expenditures during the quarter were $6.5 million.

FULL YEAR CONSOLIDATED 2026 OUTLOOK

The Company is updating its 2026 outlook primarily for business unit level revisions, and transaction related and other costs incurred to date. This outlook excludes any impact from other future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.

The Company’s 2026 outlook is based on management’s current expectations and beliefs but is subject to change as it continues the integration of Uniti and Windstream.

The Company’s consolidated outlook for 2026 is as follows (in millions):

	Full Year 2026
Revenue	$3,605	to	$3,655
Net loss	(450)	to	(400)
Adjusted EBITDA (1)	1,425	to	1,475
Interest expense, net	785	to	785
__________________________

(1) See “Non-GAAP Financial Measures” below.

CONFERENCE CALL
Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time). The conference call will be webcast live on Uniti’s Investor Relations website at investor.uniti.com. Those parties interested in participating via telephone may register on the Company’s Investor Relations website or by clicking here. A replay of the call will also be made available on the Investor Relations website.
ABOUT UNITI

Uniti (Nasdaq: UNIT) is a premier insurgent fiber provider dedicated to enabling mission-critical connectivity across the United States. We build, operate, and deliver fast and reliable communications services, empowering more than a million consumers and businesses in the digital economy. Our broad portfolio of services is offered through a suite of brands: Uniti Wholesale, Kinetic, Uniti Fiber, and Uniti Solutions. Visit us online at www.uniti.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and management’s current expectations with respect to the future, involve certain risks and uncertainties, and are not guarantees. These forward-looking statements include, but are not limited to, statements regarding Uniti’s fiber build strategy, the businesses growth potential, and 2026 outlook. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “predicts” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Uniti may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements. Future results may differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Uniti makes. These forward-looking statements involve risks and uncertainties, known and unknown, that could cause events and results to differ materially from those in the forward-looking statements, including, without limitation: unanticipated difficulties or expenditures relating to the merger of Uniti and Windstream; competition and overbuilding in consumer service areas and general competition in business markets; risks related to the Company’s indebtedness, which could reduce funds available for business purposes and operational flexibility; rapid changes in technology, which could affect its ability to compete; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; risks related to various forms of regulation from the Federal Communications Commission, state regulatory commissions and other government entities and effects of unfavorable legal proceedings, government investigations, and complex and changing laws; risks inherent in the communications industry and associated with general economic conditions; and additional risks set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the U.S. Securities and Exchange Commission as well as the Company’s predecessor’s registration statement on Form S-4 dated February 12, 2025. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. Uniti does not assume any obligation to update any forward-looking statements.
NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.
Consolidated Balance Sheets
(In millions, except per share data)

	March 31, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$982.6	$53.5
Restricted cash	149.3	80.6
Accounts receivable, net	317.0	359.0
Inventories	43.8	44.0
Prepaid expenses	145.6	137.6
Other current assets	169.5	156.3
Total current assets	1,807.8	831.0
Goodwill	1,158.5	1,158.3
Intangible assets, net	1,212.6	1,293.3
Property, plant and equipment, net	8,319.2	8,141.9
Operating lease right-of-use assets, net	495.6	516.6
Other assets	117.7	95.6
Total assets	$13,111.4	$12,036.7
Liabilities and shareholders' equity
Current liabilities:
Current portion of notes and other debt	$10.0	$10.0
Accounts payable	187.3	171.5
Deferred revenue	262.6	239.8
Current portion of operating lease obligations	119.2	122.6
Accrued taxes	53.4	51.8
Accrued interest	186.8	138.8
Other current liabilities	353.9	389.4
Total current liabilities	1,173.2	1,123.9
Notes and other debt, net	10,636.6	9,529.4
Noncurrent operating lease obligations	342.9	360.5
Noncurrent deferred revenue	370.7	368.7
Deferred income taxes, net	17.9	17.7
Other liabilities	250.4	256.1
Total liabilities	12,791.7	11,656.3
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.0001 par value, 0.6 million shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value, 5,550.0 million shares authorized, 235.0 million and 234.0 million issued and outstanding at March 31, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	2,809.1	2,790.1
Accumulated other comprehensive income (loss)	4.3	(1.9)
Accumulated deficit	(2,493.7)	(2,407.9)
Total Uniti shareholders' equity	319.7	380.3
Noncontrolling interests	—	0.1
Total shareholders' equity	319.7	380.4
Total liabilities and shareholders' equity	$13,111.4	$12,036.7

Uniti Group Inc.
Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenues and sales:
Service revenues	$889.0	$290.8
Sales revenues	98.5	3.1
Total revenues and sales	987.5	293.9
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	358.2	31.4
Cost of sales (exclusive of depreciation and amortization included below)	29.8	1.0
Selling, general and administrative	168.7	28.3
Depreciation and amortization	289.8	79.7
Transaction related and other costs	30.1	7.8
Total costs and expenses	876.6	148.2
Operating income	110.9	145.7
Other income, net	6.5	—
Gain (loss) on extinguishment of debt	1.2	(8.5)
Interest expense, net	(188.3)	(129.5)
(Loss) income before income taxes	(69.7)	7.7
Income tax (expense) benefit	(0.6)	4.5
Net (loss) income	(70.3)	12.2
Participating securities’ share in earnings	—	(0.3)
Dividends declared on preferred stock	(15.5)	—
Net (loss) income attributable to common shareholders	$(85.8)	$11.9
Net (loss) income attributable to common shareholders - Basic	$(85.8)	$11.9
Dividends declared on preferred stock	—	—
Impact of if-converted dilutive securities	—	—
Net (loss) income attributable to common shareholders - Diluted	$(85.8)	$11.9
(Loss) income earnings per common share:
Basic	($0.34)	$0.08
Diluted	($0.34)	$0.08

Weighted-average number of common shares outstanding:
Basic	252.1	143.5
Diluted	252.1	143.5

Uniti Group Inc.
Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(70.3)	$12.2
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	289.8	79.7
Amortization of deferred financing costs, debt discount and premium	0.7	5.5
(Gain) loss on extinguishment of debt	(1.2)	8.5
Deferred income taxes	0.2	(4.9)
Straight-line revenues and amortization of below-market lease intangibles	(1.4)	(6.9)
Stock-based compensation	7.6	3.8
Provision for estimated credit losses	9.1	0.4
Other, net	4.5	1.5
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	32.3	7.2
Inventories	(13.8)	—
Prepaid expenses	(8.0)	(0.7)
Other current assets	3.9	2.3
Other assets	(21.0)	0.1
Accounts payable	19.0	(4.3)
Accrued interest	48.1	(86.9)
Accrued taxes	1.6	1.2
Deferred revenue	22.9	2.7
Other current liabilities	(75.6)	(8.9)
Other liabilities	(1.0)	(0.4)
Noncurrent deferred revenue	2.7	(3.8)
Operating lease assets and lease obligations	—	0.3
Other, net	10.8	—
Net cash provided from operating activities	260.9	8.6
Cash flows from investing activities:
Capital expenditures	(349.2)	(208.1)
Capital expenditures funded by government grants	(22.6)	—
Grant funds received for broadband expansion	6.2	—
Proceeds from sale of assets	3.1	0.4
Net cash used in investing activities	(362.5)	(207.7)
Cash flows from financing activities:
Proceeds from issuance of debt	2,070.1	629.0
Repayments of debt	(927.5)	(440.0)
Payments of settlement obligation	—	(24.5)
Payments for financing costs	(36.4)	(16.2)
Other, net	(6.8)	(2.7)
Net cash provided from financing activities	1,099.4	145.6
Net increase (decrease) in cash, restricted cash and cash equivalents	997.8	(53.5)
Cash, restricted cash and cash equivalents at beginning of period	134.1	183.8
Cash, restricted cash and cash equivalents at end of period	$1,131.9	$130.3
Non-cash investing and financing activities:
Interest paid, net of interest capitalized	$138.8	$211.8
Income taxes paid, net of refunded	2.8	0.1
Right-of-use assets obtained in exchange for operating lease obligations	10.2	4.1
Change in accounts payable and other current liabilities for purchases of property and equipment	(37.7)	(1.6)
Tenant capital improvements	—	110.2

Uniti Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA
(In millions)

	Three Months Ended March 31,
	2026	2025
Net (loss) income	$(70.3)	$12.2
Depreciation and amortization	289.8	79.7
Interest expense, net	188.3	129.5
(Gain) loss on extinguishment of debt	(1.2)	8.5
Income tax expense (benefit)	0.6	(4.5)
EBITDA	$407.2	$225.4
Stock-based compensation	7.6	3.8
Transaction related and other costs	30.1	7.8
Other, net:
Other income, net	(6.5)	—
Amortization of non-cash rights-of-use assets	0.1	0.8
Loss on asset retirements and dispositions	3.1	—
Total other, net	(3.3)	0.8
Adjusted EBITDA	441.6	237.8
Contribution margin:
Kinetic	$235.5	$—
Uniti Solutions	95.8	—
Fiber Infrastructure	192.7	253.3
Total Contribution Margin	$524.0	$253.3

Uniti Group Inc.
Projected Future Results (1)
(In millions)

Year Ended December 31, 2026
Net loss (2)	($450) to ($400)
Interest expense, net	785
Depreciation and amortization	1,130
Income tax benefit	(110)
EBITDA (2)	1,355 to 1,405
Stock-based compensation	30
Transaction related and other costs (3)	40
Adjusted EBITDA (2)	$1,425 to $1,475

(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add due to rounding.
(3)Future transaction related costs not mentioned herein are not included in our current outlook.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA and Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Adjusted EBITDA are important non-GAAP supplemental measures of our operating performance.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes, depreciation and amortization, and costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and the write off of unamortized deferred financing costs. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of incremental acquisition, pursuit, transaction and integration costs (including unsuccessful acquisition pursuit costs), and costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), goodwill impairment charges, gains or losses on retirements and dispositions of assets, gain on settlement of preexisting relationships in connection with our merger with Windstream, severance costs, amortization of non-cash rights-of-use assets, costs associated with the termination of related hedging activities, changes in the fair value of financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Further, our computations of EBITDA and Adjusted EBITDA may not be comparable to that reported by other companies.

INVESTOR CONTACTS:
Paul Bullington
Senior Executive Vice President, Chief Financial Officer & Treasurer
251-662-1512
paul.bullington@uniti.com
Bill DiTullio
Senior Vice President, Investor Relations & Treasury
501-850-0872
bill.ditullio@uniti.com

MEDIA CONTACTS:

Scott L. Morris
Associate Director, Media & External Communications
501-580-4759
scott.l.morris@uniti.com

Brandi Stafford
Vice President, Corporate Communications
501-351-0067

brandi.stafford@uniti.com